UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

SANARA MEDTECH INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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1200 Summit Ave
Suite 414
Fort Worth, Texas 76102
(817) 529-2300
__________________________________

SUPPLEMENT TO THE PROXY STATEMENT FOR THE
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON SEPTEMBER 30, 2021
__________________________________

Unless the context otherwise requires, references in this proxy supplement to “we,” “us,” “our,” the “Company,” “Sanara,” or “Sanara MedTech” refer to Sanara MedTech Inc., a Texas corporation, and its consolidated subsidiaries as a whole.

The following information supplements the Definitive Proxy Statement on Schedule 14A (the “Proxy Statement”) that was filed by the Company with the Securities and Exchange Commission (the “SEC”) on August 30, 2021 and furnished to the Company’s shareholders in connection with the solicitation of proxies by the Company’s Board of Directors (the “Board”) for the Company’s 2021 Annual Meeting of Shareholders (the “Annual Meeting”) and any adjournment or postponement thereof.

This supplement to the Proxy Statement (this “Supplement”) is being filed with the SEC and being made available to shareholders on September 13, 2021. Only shareholders of record as of August 16, 2021 are entitled to receive notice of, and to vote at, the Annual Meeting.

The information in this Supplement is in addition to the information provided by the Proxy Statement, and except for the changes herein, this Supplement does not modify any other information set forth in the Proxy Statement. THE PROXY STATEMENT CONTAINS IMPORTANT ADDITIONAL INFORMATION AND THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

(a)
Dismissal of Previous Independent Registered Public Accounting Firm

On September 8, 2021, the Audit Committee (the “Committee”) of the Board of the Company approved the dismissal of MaloneBailey, LLP (“MaloneBailey”), as the Company’s independent registered public accounting firm, effective immediately, and informed MaloneBailey of such dismissal on the date thereof. The Company filed a Current Report on Form 8-K (the “Form 8-K”) on September 13, 2021 in connection with the dismissal of MaloneBailey and the appointment of Weaver and Tidwell, L.L.P., described below.

As disclosed in the Form 8-K, the reports of MaloneBailey on the Company’s consolidated financial statements for the two most recent fiscal years, ended December 31, 2019 and 2020, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company’s two most recent fiscal years, ended December 31, 2019 and 2020, and the subsequent interim period through September 8, 2021, (i) there were no disagreements, as defined in Item 304(a)(1)(iv) of Regulation SK, with MaloneBailey on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of MaloneBailey, would have caused MaloneBailey to make reference to the subject matter of the disagreements in connection with its reports on the Company’s consolidated financial statements for such period, and (ii) there were no “reportable events,” as defined in Item 304(a)(1)(v) of Regulation SK, except that the Company identified a material weakness in its internal control over financial reporting related to the small size of the Company and limited segregation of duties, which was described in Item 9A of the Company’s Annual Report on Form 10K for the year ended December 31, 2019.

The Company provided MaloneBailey with a copy of the disclosures in the Form 8K and requested that MaloneBailey furnish the Company with a letter addressed to the SEC stating whether or not it agrees with the Company’s statements herein. A copy of such letter, which is dated September 9, 2021, is attached as Exhibit 16.1 to the Form 8K.

(b)
Appointment of New Independent Registered Public Accounting Firm

On September 8, 2021, the Committee approved the engagement of Weaver and Tidwell, L.L.P. (“Weaver”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021, effective immediately.

During the fiscal years ended December 31, 2019 and 2020, and the subsequent interim period through September 8, 2021, neither the Company nor anyone acting on its behalf has consulted with Weaver regarding (i) the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that Weaver concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement,” as defined in Item 304(a)(1)(iv) of Regulation SK, or a “reportable event,” as defined in Item 304(a)(1)(v) of Regulation SK.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the Annual Meeting, we previously filed our Proxy Statement with the SEC and made available our Proxy Statement, proxy card and documents incorporated by reference to our shareholders on August 30, 2021. Before making any voting decision, you are urged to read the Proxy Statement, including the documents incorporated by reference, and all related proxy materials carefully. Copies of the Proxy Statement, the documents incorporated by reference and all other proxy materials are available on our website at http://onlineproxyvote.com/SMTI/.

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet website at www.sec.gov that contains periodic and current reports, proxy and information statements and other information regarding registrants that are filed electronically with the SEC. These documents are also available, free of charge, through the Investor Relations section of our website, which is located at www.sanaramedtech.com.